UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2020

GENETHERA, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-27237	65-0622463
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3051 W. 105th Ave., Unit 350251
Westminster, CO	80031
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:               (720) 587-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01—OTHER EVENTS

GeneThera Inc. (the “Company”) is filing this Current Report on Form 8-K to indicate our reliance on the Order of the U.S. Securities and Exchange Commission under Release No. 34-88465 (the ”Order”), which provides conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the COVID-19 outbreak.

We were unable to prepare and file our Annual Report on Form 10-K for the year ended December 31, 2019 due to ramifications of the COVID-19 situation as detailed in our Form 8-K filed May 15, 2020. As we have not yet completed our audited year-end financial statements, we have not been able to prepare our financial statements and corresponding quarterly report for the quarter ended March 31, 2020.

In view of these facts, The Company has elected to rely on the conditional filing relief provided under the SEC’s Order in connection with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and expect to file said report approximately 45 days after May 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneThera inc.

Dated: May 15, 2020	By:	/s/ Tannya L. Irizarry
Chief Financial Officer (Interim)

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